Gary Kremen Joins Board as Identiv Positions for Growth

FREMONT, Calif., February 24, 2014 – Internet business pioneer Gary Kremen has joined the Board of Directors of Identive Group, Inc. (NASDAQ: INVE).

“Over the past 14 weeks we have substantially simplified the business to create a focused growth platform that leverages our core competencies in delivering unique and patented trust solutions for premises, information and the rapidly growing market of everyday items. The key here is identities moving from analog to digital for billions of connected everyday items. Identiv intends to be at the heart of this revolution,” said Jason Hart, CEO of Identiv. “To support and guide this vision I am extremely pleased to welcome Gary to our board. He is an iconic Silicon Valley technology pioneer who has identified and executed on important trends before others have seen the opportunity.”

“With a rare blend of vision and business pragmatism, Gary will be an invaluable steward as we transform Identiv into a profitable and high-growth security technology company delivering Trust Solutions to the Internet of Things,” said Steven Humphreys, Chairman of the Board.

Gary Kremen is a serial entrepreneur who invented online dating, having founded the dating website Match.com. He also founded Clean Power Finance, the leading white-label residential solar finance company, backed by Google (NASDAQ: GOOG), Kleiner Perkins Caufield & Byers, Edison International (parent company of Southern California Edison) (NYSE: EIX) and Duke Energy (NYSE: DUK), among others. He is an investor in over 40 companies, private equity funds and venture capital funds. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages, and holds three other patents in financial-related systems management. Kremen holds Bachelor of Science degrees in Electrical Engineering and Computer Science from Northwestern University, as well as an MBA from the Stanford University Graduate School of Business.

Currently, Kremen is a principal with CapGain Solutions as well as Cross Coin Ventures. He serves on the boards of WaterSmart Software, for which he was a founding co-investor and is currently Chairman; CrowdFlower, for which he was the founding investor and Purissima Hills Water District, where he is President of the Board of Directors.

“This is an exciting time to be joining Identiv and I look forward to sharing my experiences and contributing to the company’s growth,” Kremen said. “In our increasingly interconnected world, trust is the #1 business enabler and Identiv has the clear potential to become a leader in delivering Trust for the Internet of Things.”

About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information and everyday items. CIOs, CSOs and product departments rely upon Identiv’s Trust Solutions to reduce risk, achieve compliance and protect brand identity. Identiv Trust Solutions are implemented using standards-driven products and technology, such as digital certificates, mobility and cloud services. For more information, visit www.identiv.com or follow us on Twitter at @identivegroup.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” intends, “expects,” and similar references to the future. Examples of such statements include our intention to be at the heart of the revolution of identities moving from analog to digital for billions of connected everyday items, our ability to transform the company into a profitable and high-growth company, and our expectation that Mr. Kremen’s experience and skills will contribute to the company’s execution of our vision and growth. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of our customers and markets; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission.

Note: Identiv and the Identiv logo are trademarks of Identive Group, Inc., registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

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Media Contacts

Lesley Sullivan, lsullivan@identiv.com, +1 781.684.0770 Joann Wardrip, jwardrip@identiv.com, +1 415.817.2530